UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2024 (June 18, 2024)

Kuber Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events

On June 18, 2024, Kuber Resources Corporation (the “Company”) received notice from its majority shareholder Uonlive (Hong Kong) Limited (“Uonlive”), a Hong Kong company, of a transfer of all of its 111,282,948 shares of restricted common stock as part of a restructuring of its holdings. Uonlive’s common stock shares represent approximately 83.9% of the Company’s outstanding common stock. Mr. Raymond Fu (“Mr. Fu”), the Company’s current President and Chief Executive Officer, is currently serving as the sole director and controlling shareholder of Uonlive. As part of the restructuring, Uonlive transferred 81,153,948 restricted shares to Storming Dragon Limited (“Storming Dragon”), a BVI company of which Mr. Fu has voting and dispositive control. Additionally, as part of the restructuring Uonlive transferred an aggregate 30,129,000 shares of restricted common stock by gift to seven parties, none of whom are affiliates of the Company or own 5% or more of the issued and outstanding shares of the Company’s voting stock as the result of the transfer. Following the transfers by Uonlive, Mr. Fu, through Storming Dragon, retains control of 61.2% of the Company’s common stock. As such the Company has determined that no change in control event has occurred as a result of the transfers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 25, 2024

Kuber Resources Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Director